UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2021

BRAZIL MINERALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55191	39-2078861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Rua Vereador João Alves Praes nº 95-A

Olhos D’Água, MG 39398-000, Brazil

(Address of principal executive offices, including zip code)

(833) 661-7900

(Registrant’s telephone number, including area code)

Not applicable

(Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Cautionary NOTE Regarding Forward-Looking Statements

Our disclosure and analysis in this Current Report on Form 8-K for Brazil Minerals, Inc. (the “Company”) contains some forward-looking statements. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections and may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

You are advised to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors. Other factors besides those discussed in this Current Report could also adversely affect us.

Item 1.01. Entry into a Material Definitive Agreement.

On March 10, 2021, the Company sent to the Heather U. Baines and Lloyd McAdams AB Living Trust dated 8-1-2001 (the “Trust”) the required 60-day notice of redemption (the “Notice of Redemption”) of the Senior Secured Convertible Promissory Note dated January 8, 2014 from Brazil Minerals, Inc. to the order of the Trust (the “Promissory Note”). Based upon the date that the Notice of Redemption was given, the Company would have been entitled to repurchase the Promissory Note and extinguish it on May 9, 2021. On May 6, 2021, the Trust informed the Company of its decision to convert the outstanding principal and accrued interest of the Promissory Note into 86,246,479 common shares of the Company.

On May 6, 2021, the Company informed GW Holdings Group LLC (“GW”) of its intention to pay off the entire principal and accrued interest on a convertible note in the original principal amount of $270,000 (the “Convertible Note”). On May 7, 2021, the Company paid $276,391 to GW by wire transfer to complete the payoff.

After the two transactions stated above, the Company has no outstanding investor debt on its books.

On April 12, 2021, the Company filed with the Securities and Exchange Commission a Form 8-K disclosing the following change in the Company’s Bylaws:

“The Corporation is prohibited from issuing to a third-party any convertible loan, note, or debt in which the conversion price decreases if the price of the common stock of the Corporation decreases.”

Item 3.02. Unregistered Sales of Equity Securities.

The first paragraph of Item 1.01 of this Form 8-K is hereby incorporated herein by reference. On May 7, 2021, the entire outstanding principal and accrued interest on the Promissory Note held by the Trust was converted into 86,246,479 common shares of the Company. The shares were issued without registration pursuant an exemption afforded under Section 3(a)(9) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAZIL MINERALS, INC.

Dated: May 10, 2021	By:	/s/ Marc Fogassa
Name: Marc Fogassa Title: Chief Executive Officer